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                                  Exhibit 10(f)

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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into effective as of the 1st day of July, 2002, by and among RODERICK VANCE SCHLOSSER, a resident of the State of Alabama (the "Executive"), FIRST SOUTHERN BANCSHARES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama (the "Bank"); (First Southern Bancshares, Inc. and First Southern Bank are collectively referred to as "First Southern").

                                   WITNESSETH:

         WHEREAS, First Southern and the Executive desire to terminate the oral consulting agreement, effective April 15, 2002, by and between First Southern and the Executive;

         WHEREAS, First Southern and the Executive desire to enter into an employment Agreement;

         WHEREAS, First Southern and the Executive have received from the primary banking regulators of the Bank and the Company the written consent for Executive to serve as an executive officer of the Bank and the Company; and

         WHEREAS, First Southern and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship.

         NOW, THEREFORE, in consideration of the employment of the Executive by First Southern, of the mutual covenants, promises and agreements herein made, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment. First Southern hereby employs Executive's full-time services as Executive Vice President and Chief Financial Officer of the Bank and the Company, commencing on July 1, 2002 (the "Commencement Date"). This Agreement shall be for a term of three years, beginning on the Commencement Date and shall be automatically renewed annually unless either party provides written notice of his or her desire not to renew at least ninety (90) days prior to the end of the applicable annual anniversary date. Executive hereby accepts such employment. Executive shall diligently perform the duties customarily performed by such officer, subject to the authority of the Board, and shall hold and perform all of the responsibilities and duties prescribed by the Board and by the Bylaws of First Southern. During the term of this Agreement, Executive will devote his full time and effort to his duties hereunder, to the exclusion of all other employment or business interests other than passive personal investments, charitable, religious or civic activities.

         2. Base Salary. As compensation for his services to First Southern, First Southern agrees to pay Executive a salary of Ninety-Two Thousand Five Hundred Dollars ($92,500.00) on an annual basis beginning on July 1, 2002 until October 15, 2002. Beginning October 15, 2002, First Southern agrees to pay Executive a salary of Ninety-Seven Thousand Five Hundred Dollars

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($97,500.00) on an annual basis. The salary shall be paid in equal bi-weekly installments. Payment will be in accordance with First Southern's payroll policies in effect from time to time.

         3. Benefits. First Southern agrees to provide Executive with the following benefits commencing on July 1, 2002, or as soon thereafter as practicable, and continuing for so long as Executive is employed under this Agreement or any extension thereof

         (a) First Southern shall provide for the Executive a $350.00 per month cafeteria plan benefit, which may be used by Executive to fund benefits selected by him, including major medical and hospitalization insurance. First Southern shall have the right to obtain a term life insurance policy on the Executive for the benefit of First Southern up to an amount equal to twice his annual salary.

         (b) An annual paid vacation of three weeks.

         (c) A car allowance of $550 per month, or an equivalent lease arrangement, and all related operating and maintenance expenses.

         (d) Reimbursement of monthly dues and Bank related expenses of Executive at a country club of his choice in either Lauderdale or Colbert Counties.

         (e) Reimbursement of expenses of Executive's use of a cellular telephone.

         (f) Other benefits as the Board may approve from time to time.

         4. Expenses. Executive is authorized to incur necessary and customary expenses in connection with the business of First Southern, including expenses for entertainment, trade association meetings, travel, promotion and similar matters. First Southern will pay or reimburse Executive, pursuant to First Southern's policy, for such expenses upon presentation by Executive of the appropriate records which verify such expenses.

         5. Bonus. Executive shall receive a signing bonus in an amount equal to $5,000 payable on July 1, 2002. First Southern recognizes it is important that Executive have a bonus incentive to encourage accomplishment of specified corporate goals, as identified from time to time by the Board or a duly authorized committee of the Board. The Board shall review Executive's performance against the specified goals at least annually. Executive will be eligible for a bonus during calendar year 2002, in the event that First Southern for fiscal year 2002 achieves an operating profit (excluding Extraordinary Items), in an amount equal to 25% of his base salary, payable in the first calendar quarter of 2003. The term "Extraordinary Items" includes bond claim recoveries, tax benefit recoveries accrued on First Southern's financial statements and gains from the pending sale of Bank branches, but does not include provisions to First Southern's allowance for loan and lease losses account. Executive will be eligible for a bonus of up to 25% of his base salary in subsequent fiscal years, based on criteria to be mutually agreed upon by the Board and the Executive.

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         6. Stock Options and Stock Incentive Award.

         (a) The Executive shall be eligible to participate in the Stock Option Plan, and Executive will, within thirty days, be issued stock options, subject to the terms of the Stock Option Agreement between the Executive and the Company as provided in Exhibit A, which is attached hereto and incorporated herein by reference.

         (b) The Company hereby grants to Executive an incentive stock bonus of twenty five thousand (25,000) shares of common stock of the Company (the "Stock Bonus"), which Stock Bonus is contingent and shall only be earned as set out below. In the event that the per share price of the Company's common stock, as quoted on the OTC Bulletin Board or on another public market if the Company's stock is not quoted on the OTC Bulletin Board, closes at or above $6.00 per share for ten consecutive trading days at any time from three years from the date hereof to and including July 1, 2007, then the Stock Bonus shall be deemed to be earned by the Executive. The $6.00 per share target price shall be adjusted for stock dividends, stock splits, stock combinations, recapitalization and other similar changes as referenced in Paragraph 5 of the Stock Option Agreement. The ten consecutive trading days requirement noted above will not be met if Executive has, directly or indirectly, purchased any of the Company's common stock during such ten consecutive trading days or during the ten trading days prior to such period.

         7. Severance.

         (a) If Executive becomes disabled or dies, he or his survivors will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3(a) of this Agreement for a period of one year.

         (b) If Executive is terminated "for cause" as defined in paragraph 10, Executive will receive no severance payment, and any other benefits described hereunder shall also terminate as of the termination date of employment.

         (c) If Executive is terminated "without cause", Executive will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3 of this Agreement for a one year period.

         (d) If Executive terminates his employment as a result of a Change of Control or is terminated as a result of a Change of Control, he will receive a severance payment in an amount equal to 2 1/2 times the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3 of this Agreement for a 2 1/2 year period.

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        8. Termination. Except for the provisions of paragraphs 11 and 12, which shall continue in full force and effect, this Agreement shall terminate upon the first to occur of the following:

        (a) The death of Executive;

        (b) The permanent disability of Executive, as defined in paragraph 9;

        (c) Termination by First Southern "for cause" as defined in paragraph
    10;

        (d) Termination by First Southern "without cause" or pursuant to a "Change in Control" as defined below. First Southern reserves the right to terminate the Executive at any time.

        (e) Termination by Executive; provided that Executive shall give not less than thirty (30) days' written notice of termination. Upon receipt of notice of intended termination given by Executive, First Southern reserves the right to terminate the Executive's employment effective immediately, provided that in such instance, except in the event of a Change in Control, First Southern shall pay an amount equal to Executive's Base Salary due for the remainder of the thirty (30) day notice period to the termination date, or thirty (30) days, whichever is less.

        (f) The end of the term provided for in paragraph 1 hereof.

        Subject to approval from the appropriate bank regulatory authorities, a "Change in Control" shall be deemed to occur upon the happening of any of the following events:

            (i) A sale or other disposition of substantially all of the assets of the Bank or the Company, or a sale or disposition of the issued and outstanding common stock of the Bank or the Company in a single transaction or in a series of transactions to a single person or entity or group of affiliated persons or entities; or

            (ii) A merger or consolidation of the Bank or the Company with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%) of the issued and outstanding common stock of the surviving entity of such transaction is held by a single person or entity or group of affiliated persons or entities who were not in control of the Bank or the Company prior to such transaction.

        9. Disability. Executive shall be considered to be permanently disabled in the event that (a) Executive shall suffer permanent total disability as that term is defined under the Alabama Workers' Compensation Law as in effect at the time of such disability, and (b) either Executive or First Southern shall have given the other party thirty (30) days' written notice of his or its intention

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to terminate Executive's employment because of such disability. In the event that Executive and First Southern are in material disagreement regarding Executive's physical or mental condition, First Southern shall authorize a panel of three (3) physicians selected by First Southern to examine Executive to conclusively determine by a majority whether Executive is physically or mentally incapable hereunder.

        10. Termination for Cause. As used in paragraph 8(c), termination "for cause" shall include, termination for Executive's use of illegal non-prescription drugs or drug or alcohol addiction; acts of dishonesty or infidelity; conviction of a felony; habitual neglect of duty; objectionable acts or conduct as determined by First Southern's banking regulators; willful or gross negligence in carrying out the activities for which employed; or in the event that the Executive's performance of his duties does not meet the standards required by First Southern's regulators under the Consent Order or under any replacement order or agreement.

        11. Disclosure of Confidential Information. Executive acknowledges that First Southern possesses certain methods of operation and information concerning its business affairs, including customer lists and other customer information, which are valuable, special and unique assets of its business. Without prior Board approval, Executive agrees not to disclose, during or after the term of his employment, any such information, or any part thereof to any bank, person, firm, corporation, association or other entity for any reason or purpose whatsoever.

        12. Non-Compete/Non-Solicitation.

        (a) It is understood and agreed by the parties to this Agreement that under the following conditions, Executive hereby agrees not to directly or indirectly compete with First Southern:

            (i) If Executive voluntarily resigns his position;

            (2) If there is a Change of Control in the ownership of First Southern; or

            (3) If Executive is terminated "without cause."

    The non-competition and solicitation restrictions provided for in this paragraph 12, however, shall not apply if Executive's termination is the result of First Southern's 90-day notice of its intent not to renew the term of this Agreement or any subsequent renewal extension of this Agreement.

        (b) Executive hereby agrees that in the event of termination pursuant to paragraph 12(a)(i) or (ii), he will not compete with First Southern within the areas of Lauderdale and Colbert counties in Alabama (the "Non-Compete Area") for a period of 2 1/2 years from the date of termination. If the Executive is terminated under paragraph 12(a)(iii), then Executive hereby agrees not to compete within the Non-Compete Area for a period of one year from the date of termination.

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        (c) Executive agrees that he will not solicit any of First Southern's employees to leave the services of First Southern for a period of two years from the date of termination. The nonsolicitation provision shall apply to any Bank employee during the period of such employee's employment with First Southern and for a period of 30 days after an employee's termination of employment with First Southern.

        (d) Executive can and may invest or purchase stock in any financial institution. However, Executive may not serve on the Board of Directors of any financial institution other than First Southern or act as a consultant or otherwise influence employees to join said institution during the term of this Agreement and for a period of 2 1/2 years from the date of termination as provided in paragraph 12(a)(i) or (ii) above or for a period of one (1) year from the date of termination as provided in paragraph 12(a)(iii) above.

        13. Assignment. The rights and obligations of First Southern and Executive (except the Executive's obligations to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any. The rights and obligations of Executive under this Agreement shall inure only to the benefit of Executive and are not assignable by Executive to any other person or entity by virtue of the unique and personal nature of Executive's services. It is agreed among the parties that there shall be no third-party beneficiaries with standing to enforce this Agreement.

        14. Board of Director Approval. The execution of this Agreement by the Bank and the Company has been authorized and approved by their respective Board of Directors.

        15. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior discussion, understanding and commitments, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all parties hereto.

        16. Attorney's Fees and Costs. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

        17. Controlling Law. This Agreement is being executed in and will be performed in the State of Alabama and shall be construed, controlled and interpreted according to the laws of Alabama.

        18. Bank's Compliance with Applicable Laws. Notwithstanding any other provision of this Agreement, all payments to Executive pursuant to this Agreement shall be subject to the Bank's compliance with 12 CFR 359 regarding Golden Parachute and Indemnification Payments.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY:

                                        FIRST SOUTHERN BANCSHARES, INC.


                                        By: /s/ J. Acker Rogers
                                            --------------------------------

                                        Title: Chairman of the Board
                                               -----------------------------

                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ Billy Jack Johnson
                                            --------------------------------

                                        Title: President and CEO
                                               -----------------------------

                                        EXECUTIVE:

                                        /s/ Roderick Vance Schlosser
                                        ------------------------------------
                                        RODERICK VANCE SCHLOSSER

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the "First Amendment") made and entered into as of this 30th day of July, 2002 by and between RODERICK VANCE SCHLOSSER, a resident of the State of Alabama (the "Executive") and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama ("First Southern").

                                   WITNESSETH:

         WHEREAS, First Southern and the Executive entered into an Employment Agreement dated July 1, 2002 (the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

         NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Paragraph 7 is hereby amended to delete paragraphs (c) and (d).

         2. Except as provided by this Amendment, the parties hereby ratify and confirm the terms of the Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            --------------------------------

                                        Name: J. Acker Rogers
                                              ------------------------------

                                        Title: Chairman of the Board
                                               -----------------------------


                                        EXECUTIVE:

                                        /s/ Roderick Vance Schlosser
                                        ------------------------------------
                                        RODERICK VANCE SCHLOSSER